Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Harmony Biosciences Holdings, Inc.

(exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.00001 par value per share	Rule 457(c) and 457(h)	2,270,763(2)	$32.75(4)	$74,367,488.25	0.00014760	$10,976.64
Equity	Common Stock, $0.00001 par value per share	Rule 457(c) and 457(h)	567,690(3)	$32.75(4)	$18,591,847.50	0.00014760	$2,744.16
	Total Offering Amounts				$92,959,335.75	0.00014760	$13,720.80
	Total Fee Offsets						$0.00
	New Fee Due						$13,720.80
(1)	Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock of Harmony Biosciences Holdings, Inc. (the “Company”), par value $0.00001 per share (“Common Stock”) that become issuable under the Harmony Biosciences Holdings, Inc. 2020 Incentive Award Plan (the “2020 Incentive Award Plan”) and the 2020 Employee Stock Purchase Plan (the “2020 Employee Stock Purchase Plan”), which become issuable by reason of any future stock dividend, stock split, recapitalization or other similar transaction or to cover such additional shares as may hereinafter be offered or issued to prevent dilution resulting from stock splits, stock dividends, recapitalizations or certain other capital adjustments, effected without the receipt of consideration by the Company, which results in an increase in the number of the outstanding shares of Common Stock.
(2)	Represents the additional shares of Common Stock reserved for future issuance under the 2020 Incentive Award Plan resulting from an automatic annual increase on January 1, 2024.
(3)	Represents the additional shares of Common Stock reserved for future issuance under the 2020 Employee Stock Purchase Plan resulting from an automatic annual increase on January 1, 2024.
(4)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) promulgated under the Securities Act. The offering price per share and the aggregate offering prices (a) for shares of Common Stock reserved for future issuance under the 2020 Incentive Award Plan and (b) for of Common Stock reserved for future issuance under the 2020 Employee Stock Purchase Plan are based on the average of the high and low prices of Common Stock on the Nasdaq Global Market on February 21, 2024, which date is within five business days prior to the filing of this Registration Statement.